Exhibit (14)

                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the use of our reports dated December 4, 1998 with respect to General New York Municipal Bond Fund, Inc. and February 1, 1999 with respect to Dreyfus New York Insured Tax Exempt Bond Fund, which are incorporated by reference, in this Registration Statement on Form N-14 of General New York Municipal Bond Fund, Inc.



                                               ERNST & YOUNG LLP


New York, New York
April 30, 1999